EXHIBIT 10.7
SUNCOAST HOLDINGS, INC.
2005 STOCK OPTION PLAN

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TABLE OF CONTENTS
(continued)

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SUNCOAST HOLDINGS, INC.
2005 STOCK OPTION PLAN

ARTICLE I – PURPOSE
This Plan is intended to foster and promote the long-term financial success of SunCoast Holdings, Inc. and its Subsidiaries (the “SunCoast Group”); to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the SunCoast Group to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the SunCoast Group’s businesses are largely dependent; to encourage Participants’ ownership interest in SunCoast Holdings, Inc.; and to align the interests of management and directors with that of the SunCoast Holdings, Inc.’s shareholders.
ARTICLE II – DEFINITIONS
2.01 Definitions. When used in this Plan, the following terms will have the meanings given to them in this Article unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this document, the form of any word, term or phrase will include any and all of its other forms.
Act. The Securities Exchange Act of 1934, as amended.
Annual Meeting. The annual meeting of the Company’s shareholders.
Award. Any Incentive Stock Option or Nonqualified Stock Option.
Award Agreement. The written or electronic agreement or other instrument or document that [1] describes the terms and conditions of each Award and the manner in which it will be settled if earned and [2] evidences an Award granted by the Committee and is signed or otherwise authenticated by both the Company and the Participant. If there is any conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will prevail.
Beneficiary. The individual a Participant designates to receive (or to exercise) or is otherwise entitled to receive (or to exercise) in accordance with Section 9.02 any Plan benefits (or rights) that are unpaid (or unexercised) when the Participant dies. A Beneficiary may be designated or determined only by following the procedures described in Section 9.02 and neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.
Board. The Company’s board of directors.
Business Combination. A transaction of the type described in Section 7.01.
Cause. For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any SunCoast Group member’s asset or business opportunity;
[2] Conviction of, or entering into a plea of nolo contendere to, a felony;
[3] Intentional, repeated or continuing violation of any of the applicable SunCoast Group member’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated such policy or procedure; or
[4] Any material breach of a written covenant or agreement with a SunCoast Group member, including the terms of this Plan or any material breach of fiduciary duty to SunCoast Group member.
Code. The Internal Revenue Code of 1986, as in effect on the Effective Date or as amended or superseded after the Effective Date, and any applicable regulations and rulings issued under the Code.
Committee.
[1] In the case of Awards to Directors, the entire Board; or
[2] In the case of all other Awards, the Board’s compensation committee. The Committee will be comprised of at least three individuals.
Company. SunCoast Holdings, Inc., a corporation organized under the laws of Delaware, and all successors to it.
Director. Each member of the Board or of the board of directors of any Subsidiary.
Disability. A disability as defined in Section 22(e)(3) of the Code.
Effective Date. The earlier of [1] the date this Plan is approved by the Board or [2] the date this Plan is approved by the Company’s shareholders.
Eligible Employee. Any Employee who is employed in an executive position, as determined by the Committee, by a SunCoast Group member.
Employee. Any individual who is a common law employee of a SunCoast Group member. A worker who is classified as other than a common law employee by an Employer but who is subsequently reclassified as a common law employee of such Employer for any reason and on any basis will be treated as a common law employee only from the date of that reclassification and will not retroactively be reclassified as an Employee for any purpose of this Plan.
Employer. Each member of the SunCoast Group.
Exercise Price. The price, if any, at which a Participant may exercise an Award.
Fair Market Value. The value of one share of Stock on any relevant date, determined as follows:

[1] If the shares of Stock are traded on an established securities market (including the NASDAQ National Market System), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or
[2] If the shares of Stock are not traded on an established securities market, the fair market value, as determined by the Committee in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date provided that it is no more than 12 months before the relevant date. Such fair market value determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and, with respect to Incentive Stock Options, consistent with rules prescribed under Section 422 of the Code.
Grant Date. The date specified as the grant date in the Award Agreement.
Incentive Stock Option. Any Option granted under Article V that, on the Grant Date, meets the applicable requirements of Section 422 of the Code and is not subsequently modified in a manner that results in the grant of a new stock option that does not meet the applicable requirements of Section 422 of the Code.
Nonqualified Stock Option. Any Option granted under Article V that is not an Incentive Stock Option.
Option. The right granted under Article V to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.
Participant. Any Employee or Director to whom the Committee grants an Award. Designation of an Eligible Employee to receive an Award in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the Participant in any other year. The Committee will consider the factors it deems pertinent to selecting Eligible Employees and in determining the type and amount of their respective Awards.
Plan. SunCoast Holdings, Inc. 2005 Stock Option Plan.
Plan Year. The Company’s fiscal year.
Retirement or Retire. In the case of:
[1] An Employee, Termination of Service (without Cause) after attainment of age 55; and
[2] In the case of Directors, their departure from the Board for any reason other than Disability or death.
Stock. The class A common stock of the Company, which contains substantially similar rights (disregarding any difference in voting rights) to the class of common stock of the Company having the greatest aggregate value of common stock issued and outstanding of the Company.

Subsidiary. Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.
Termination of Service (or references to a Participant’s Service being Terminated). As applicable, [1] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [2] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee or [3] cessation of a Director’s service on the Board (and the boards of directors of all Subsidiaries) for any reason. However, with respect to any Award that is not an Incentive Stock Option and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to a SunCoast Group member unless that consultant is providing bona fide services to such SunCoast Group member. Also, with respect to any Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contact or written agreement, including the Award Agreement, between the Participant and the Employer) due to illness, military service or other leave of absence approved by the Employer.
ARTICLE III – ADMINISTRATION/ELIGIBILITY
3.01 Committee Duties.
[1] The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the Company’s interests, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.
[2] The Committee (or the Board, as appropriate) also may amend the Plan and Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
3.02 Delegation of Duties. In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].
3.03 Participation.
[1] Consistent with the terms of the Plan, the Committee will:
[a] Decide which Employees and Directors may become Participants;

[b] Decide which Participants will be granted Awards;
[c] Identify the type of Awards to be granted to each Participant;
[d] Specify the terms and conditions imposed on any Awards granted;
[e] Develop the procedures through which an Award may be exercised;
[f] Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan; and
[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan.
[2] The Committee may establish different terms and conditions:
[a] For each type of Award;
[b] For Participants receiving the same type of Award; and
[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.
[3] The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:
[a] The type of Award and when and how it may be exercised;
[b] The effect of exercising an Award;
[c] Any Exercise Price associated with the Award;
[d] Any conditions that must be met before the Award may be exercised;
[e] When and how the Award may be exercised; and
[f] Any other applicable terms and conditions affecting the Award.
3.04 Conditions of Participation. By accepting an Award, each Participant agrees:
[1] To be bound by the terms of the Award Agreement and the Plan; and
[2] That the Committee (or the Board) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.

3.05 Eligibility. Participation in the Plan is limited to Eligible Employees and Directors. Only Eligible Employees and Directors may receive an Award under the Plan. An Employee’s status as an Eligible Employee or an individual’s status as a Director does not guarantee that any Award will be made to such Employee or individual.
3.06 Limitations on Committee. Notwithstanding anything in this Article III, the Committee shall not have the authority to reduce the Exercise Price for Options other than as provided in Section 4.03 of the Plan.
ARTICLE IV – STOCK SUBJECT TO PLAN
4.01 Number of Shares.
[1] Subject to Section 4.03, the number of shares of Stock subject to Awards under the Plan is the greater of 350,000 shares of Stock or the number of shares of Stock that represents 8% of the fair market value of the Company as of the Effective Date (rounded to the nearest whole number of shares).
[2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.
4.02 Unfulfilled Awards. Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.
4.03 Adjustment in Capitalization. If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may or will be granted to Participants in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective Exercise Prices and/or limitations applicable to outstanding or subsequently granted Awards and any other affected factor, limit or term applying to Awards. Any decision of the Committee under this section will be final and binding on all Participants and Beneficiaries.
4.04 Limitations on Number of Shares Issuable to an Eligible Employee or Director. The aggregate number of shares of Stock with respect to which Awards may be issued under this Plan to any Eligible Employee or Director in any calendar year will not exceed 25,000 (adjusted as provided in Section 4.03) during the Plan Year granted; however, such limit may be increased for any Plan Year only to the extent permitted by the Board.

ARTICLE V – OPTIONS
5.01 Grant of Options.
[1] The Committee may grant Options to Eligible Employees at any time during the term of this Plan. Options granted to Eligible Employees in their respective roles as Employees may be either [a] Incentive Stock Options or [b] Nonqualified Stock Options.
[2] The Committee may grant Nonqualified Stock Options to each Director in his or her role as Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.
5.02 Option Price. Except as provided in Section 5.04[2], each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the Grant Date.
5.03 Exercise of Options. Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms of the Plan. However:
[1] An Option may not be exercised for a fraction of a share, (instead, fractional shares will be settled in cash);
[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and
[3] Unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after its Grant Date.
5.04 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary:
[1] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all option plans of the SunCoast Group) will not exceed $100,000 [or the amount specified in Section 422(d) of the Code], determined under rules issued under Section 422 of the Code;
[2] Each Incentive Stock Option granted to a Participant who owns [as defined in Section 424(d) of the Code] stock possessing more than 10 percent of the total combined voting power of all classes of stock or the combined voting power of any Subsidiary, determined under rules issued under Section 422 of the Code, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date;
[3] No Incentive Stock Option may be granted to any individual who is not an Eligible Employee on the Grant Date;

[4] No Incentive Stock Option may be exercised more than 10 years after it is granted (five years if the Participant owns [as defined in Section 424(d) of the Code] stock possessing more than 10 percent of the total combined voting power of all classes of stock or the combined voting power of any Subsidiary), determined under rules issued under Section 422 of the Code; and
[5] The maximum number of shares of Stock that may be granted through Incentive Stock Options during the term of the Plan will not be larger than the greater of 350,000 or the number of shares of Stock representing 8% of the fair market value of the Company as of the Effective Date (rounded to the nearest whole number of shares), subject to any adjustment under Section 4.03.
5.05 Payment for Options. The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.
5.06 Restrictions on Option Exercise and Transferability. The Board or the Committee may impose restrictions on the exercise of any Options and/or any transfer of shares of Stock acquired through an Option to the extent necessary to comply with restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws (collectively, “Securities Laws”); however, any such restrictions imposed by the Board or the Committee may apply only for the minimum period deemed necessary to comply with such Securities Laws.
5.07 Restrictions on Reload/Repricing. Regardless of any other provision of this Plan:
[1] Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and
[2] No Participant will be entitled (and no Committee discretion may be exercised to extend to any Participant) to an automatic grant of additional Options in connection with any exercise of an Option.
ARTICLE VI – TERMINATION OF SERVICE/LIMITS ON
EXERCISABILITY/BUYOUTS
6.01 Effect of Termination of Service on Awards. Unless otherwise specified in the Award Agreement and subject to Sections 5.06, 6.02 and 6.03, all Awards will be exercisable or forfeited upon a Termination of Service as provided in this Section:
[1] Death. If a Participant’s Service Terminates because of death, all of such Participant’s exercisable Options may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or two

(2) years after the Participant’s death. All of a Participant’s Awards that are vested and unexercised shall terminate as of the end of the two-year period following the Participant’s death.
[2] Disability. If a Participant’s Service Terminates because of Disability, all of such Participant’s exercisable Options may be exercised by the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or two (2) years after the Participant’s Service Terminates. All of a Participant’s vested and unexercised Awards shall terminate as of the end of the two-year period following the Participant’s Termination of Service because of Disability.
[3] Retirement. If a Participant’s Service Terminates because of Retirement, all of such Participant’s exercisable Options may be exercised by the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or two (2) years after the Participant Retires. All of a Participant’s vested and unexercised Awards shall terminate as of the end of the two-year period following the Participant’s Retirement.
[4] Voluntary Termination of Service By Participant. If a Participant who is an Employee voluntarily Terminates Service, [a] all of such Participant’s exercisable Options may be exercised by the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or 30 days after the Participant’s voluntary Termination of Service, [b] all of such Participant’s Awards that are not vested or exercisable on the date the Participant voluntarily Terminates Service will be forfeited as of the date the Participant’s Service is Terminated, and [c] all of such Participant’s Awards that are vested and unexercised shall terminate as of the end of the 30-day period following such Participant’s Termination of Service.
[5] Involuntary Termination of Service Without Cause. If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all of such Participant’s exercisable Options may be exercised by the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or 30 days after the Participant’s Service is involuntarily Terminated without Cause and [b] all of such Participant’s Awards that are not vested or exercisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited as of the date the Participant’s Service is involuntarily Terminated without Cause, and [c] all of such Participant’s Awards that are vested and unexercised shall terminate as of the end of the 30-day period following such Participant’s involuntary Termination of Service without Cause.
[6] Involuntary Termination of Service With Cause. If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, [a] all of such Participant’s exercisable Options may be exercised by the Participant (or, in the case of the Participant’s death, the Participant’s Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or 30 days after the Participant’s

Service is involuntarily Terminated for Cause, [b] all of such Participant’s Awards that are not vested or exercisable on the date the Participant’s Service is involuntarily Terminated for Cause will be forfeited as of the date the Participant’s Service is involuntarily Terminated for Cause, and [c] all of such Participant’s Awards that are vested and unexercised shall terminate as of the end of the 30-day period following such Participant’s involuntary Termination of Service for Cause.
6.02 Other Limits on Exercisability. Regardless of any other provision of the Plan, all unexercised Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable:
[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of a SunCoast Group member’s business or renders any service (including business consulting) to entities that compete with any portion of a SunCoast Group member’s business;
[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or
[3] Deliberately engages in any action that the Committee concludes harms a SunCoast Group member.
6.03 Buy Out of Article 6 Awards. At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options (“Article VI Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this Section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value of each (or portion of each) Article VI Awards to be cancelled and [2] the Exercise Price associated with each cancelled Article VI Award. However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Article VI award that is not exercisable when cancelled under this Section. The Company will complete any buy out made under this Section as soon as administratively possible after the date of the Buy Out Notice. At the Committee’s option, payment of the buy out amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the buy out amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.
ARTICLE VII – MERGER, CONSOLIDATION OR SIMILAR EVENT
7.01 Definition of Business Combination.
[1] During any 24-consecutive-calendar-month period ending after the Effective Date, there is a change in the majority of the Board, provided, however, that any new director whose nomination for election by the Company’s shareholders was approved, or who was appointed or elected to the Board, by the vote of two-thirds of the directors then still in office and who were in office at the beginning of the 24-consecutive-calendar-month period will be disregarded in determining if there has been a change in the majority of the Board; or
[2] Any transaction (or series of related transactions) that results in the merger or consolidation of the Company or the exchange of stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Section 368(c) of the Code] of an entity that has acquired the Company’s assets but only if [a] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transactions) own less than a majority of the voting power of the Company and [b] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law); or
[3] Within any 12-consecutive-calendar-month period ending after the Effective Date, any unrelated entity or person acquires directly or indirectly the assets of a SunCoast Group member having a total gross fair market value of at least 50% of the book value of the Company’s assets.
7.02 Effect of Business Combination on Options. If the Company undergoes a Business Combination, except as otherwise provided in Article VI, all Options that are then outstanding may become fully vested and exercisable for the remainder of their term (whether or not otherwise exercisable by the terms of the Award Agreement), but only to the extent permitted by the Board through unanimous consent of the Board’s members.
7.03 Application of Section 280G of the Code. Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and a SunCoast Group member then in effect, if the sum (or value) due under Section 7.02 that is characterizable as parachute payments, when combined with other parachute payments attributable to the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Section 280G(b)(1) of the Code, the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the value of the sum or the value of the payments due under Sections 7.02 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Section 280G(b)(2)(A) of the Code under this and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Section 4999 of the Code. If the reduction described in the preceding sentence applies, within 10 business days of the effective date of the event generating the payments, the Payor will apprise the Participant of the amount of the reduction (“Notice of Reduction”). Within 10 business days of receiving that information, the Participant may specify how (and against which benefit or payment source, including benefits and payment sources other than this Plan) the reduction is to be applied (“Notice of Allocation”). The Payor will be required to implement these directions within 10 business days of receiving the Notice of Allocation. If the Payor has not received a Notice of Allocation from the Participant within 10 business days of the date of the Notice of Reduction or if the allocation provided in the Notice of Allocation is not sufficient to fully implement the reduction described in this section, the Payor will apply the reduction described in this section proportionately based on the amounts otherwise payable under Sections 7.02 or, if a

Notice of Allocation has been returned that does not sufficiently implement the reduction described in this section, on the basis of the reductions specified in the Notice of Allocation.
ARTICLE VIII – AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] cause the Plan to fail to meet requirements imposed by Rule 16b-3, to the extent applicable or [5] without the consent of the affected Participant, (except as specifically provided otherwise in the Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this Section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 6.03 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Employees to the extent necessary to avoid penalties arising under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Award Agreement (or both) before those amendments.
ARTICLE IX – MISCELLANEOUS
9.01 Assignability. Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this Section as if the Permissible Transferee was a Participant.
9.02 Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

9.03 No Guarantee of Continuing Service. Nothing in the Plan may be construed as:
[1] Interfering with or limiting the right of any SunCoast Group member to Terminate any Participant’s employment at any time;
[2] Conferring on any Participant any right to continue as an Eligible Employee or Director;
[3] Guaranteeing that any Employee will be selected to be an Eligible Employee or a Participant; or
[4] Guaranteeing that any Eligible Employee or Participant will receive any future Awards.
9.04 Tax Withholding. The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are no other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:
[1] Thirty days after the settlement date; or
[2] The date the Participant remits the required amount.
If the Participant has not remitted the required amount within 30 days of the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant.
In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for this withholding obligation through one or more of the following methods:
[3] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);
[4] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;
[5] By remitting cash to the Company; or
[6] By remitting a personal check immediately payable to the Company.

9.05 Indemnification. Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from (and the Company shall pay to such individual within 30 days of the imposition or incurrence of) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.
9.06 No Limitation on Compensation. Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly authorized by the Plan.
9.07 Requirements of Law. The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.
9.08 Term of Plan. Subject to Article VIII, the Plan will continue until the tenth anniversary of the date it is adopted by the Board or approved by the Company’s shareholders, whichever is earliest.
9.09 Governing Law. The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Delaware.
9.10 No Impact on Benefits. Plan Awards are incentives designed to promote the objectives described in Article I. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan or other agreement that does not specifically require the inclusion of Awards in calculating benefits.

IN WITNESS WHEREOF, this Plan is executed as of this ___day of                     , 2005.

SUNCOAST HOLDINGS, INC.